Exhibit 15.1

[Letterhead of Maples and Calder]

Perfect World Co., Ltd.
Perfect World Plaza, Tower 306, 86 Beiyuan Road,
Chaoyang District
Beijing 100101,
People’s Republic of China

April 29, 2014

Dear Sirs:

Perfect World Co., Ltd.

We consent to the reference to our firm under the heading “Taxation” in Perfect World Co., Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2013, which will be filed with the Securities and Exchange Commission in the month of April 2014.

Yours faithfully

/s/ Maples and Calder
Maples and Calder